Exhibit 10.4

Baldwin Technology Company, Inc.
2 Trap Falls Road
Suite 402
Shelton, CT 06484
Tel: 203-402-1000
Fax: 203-502-5500

January 3, 2011

John P. Jordan
5 Lake Wind Road
New Canaan, CT 06840

Dear John:

Pursuant to Paragraph 16 of the agreement dated December 19, 2008 between you and Baldwin Technology Company, Inc. (“BTI” or the “Company”) which sets forth the terms of your employment as Vice President, Chief Financial Officer and Treasurer (hereinafter, the “Agreement”), the Agreement is hereby amended, effective immediately, as follows:

1.	Paragraph 1 of the Agreement shall be deleted in its entirety and the following substituted therefor:

DUTIES.  During the term of your employment hereunder, you shall be employed as the Vice President – Global Administrative Services, Chief Financial Officer and Treasurer of the Company and will report directly to the President and CEO of BTI and as described in detail in the position description provided to you and attached hereto as Exhibit A, shall be responsible for directing and managing  global Finance, Human Resources, Legal and I.T. functions, and the communication of these matters to the Company’s Board of Directors and the Company’s Audit Committee, subject to the direction of the President and CEO of the Company. The Vice President – Global Administrative Services, Chief Financial Officer and Treasurer shall also be a member of the Baldwin Leadership Team (BLT) of the Company.

From time to time, the Company or the President and CEO of the Company may change your duties and responsibilities by adding to them or subtracting from them.

2.
Wherever the words “Vice President, Chief Financial Officer and Treasurer” appear in the Agreement, your new title of “Vice President – Global Administrative Services, Chief Financial Officer and Treasurer” shall be substituted therefor.

3.	Paragraph 2.C. of the Agreement shall be deleted in its entirety and the following substituted therefor:

Management Incentive Compensation Plan (MICP):  You will be eligible to participate in the Company’s MICP at a level of 50% of your base salary.  Complete terms and payments of the incentive compensation will be in accordance with the MICP document which will be provided to you annually.

All other sections of the Agreement shall remain in full force and effect as originally agreed to.

BALDWIN TECHNOLOGY COMPANY, INC.

By: /s/Mark T. Becker_______________________
       Mark T. Becker
       President and Chief Executive Officer

AGREED TO AND ACCEPTED:

/s/John P. Jordan______________________
John P. Jordan

Baldwin Technology Company, Inc.

Title: Vice President – Global Administrative Services, CFO & Treasurer
Reports to: President & CEO
Location: Shelton, CT

Job Summary & Functions:
Reporting to the President & CEO, responsible for directing and managing the Company’s global Finance, Human Resources, Legal and I.T. functions; leading the Company in understanding and analysis of its financial and operating performance; and developing, analyzing, and recommending strategic business alternatives to drive Company value.

Essential Duties and Responsibilities:

1)
Oversees and directs the Company’s global treasury and liquidity management, strategic planning and budgeting, audit, tax, accounting, internal/external reporting, legal, human resources, real estate, information technology, and forecasting within appropriate cost guidelines (as % of Net Sales).

2)	Designs, produces and supplies effective management performance information to global operating teams to align goals, assess performance and forecast direction.

3)	Develop and improve the financial I.Q. of the global management teams as it relates to business performance awareness, risk management, and financial returns on investment.

4)
Directs the development and implementation of the Company control framework and environment including procedures, policies, corporate authorities, Sarbanes-Oxley compliance, internal and external audit execution.

5)
Directs all treasury activities including optimization of the Company’s capital structure, protection of assets, interest rate and foreign exchange risk management, working capital management and related bank/vendor relationships.

6)
Directs and analyzes studies of general economic, business and financial, market, competitor, customer, vendor and industry conditions and their impact on the corporation’s business prospects and financial performance.

7)	Establishes and maintains effective relationships with stockholders, financial institutions and the investment community.

8)	Optimizes the tax and legal entity structure of the Company to be in full legal compliance while ensuring clarity of profitability (transfer pricing as example) and optimal tax costs.

9)	Oversees and directs the preparation and issuance of the corporation’s external financial reporting including Bank and SEC reporting and the Company’s annual report.

10)	Assess possible acquisition and strategic alliance opportunities and recommend action to superior.

11)	Routinely issues reports and conducts presentations for the company’s Board of Directors.

12)	Primarily responsible for coordinating all legal responses/actions for corporate related matters.

13)	Together with President & CEO, develop the Company’s strategy and prepare and update the Company’s strategic plan.

Nonessential Duties and Responsibilities:

Perform other financial and Company duties as required.
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